                                                                   Exhibit 23.5



                         CONSENT OF PROPOSED DIRECTOR


I hereby consent to the reference to my name in the Registration Statement of Telewest Communications plc on Form S-4 as a Proposed Director and to any other such references in the form and context in which they are included.



/s/ Anthony Rice
----------------------
Anthony Rice

19 June 1998

                                                                    Exhibit 23.5

                         CONSENT OF PROPOSED DIRECTOR

I hereby consent to the reference to my name in the Registration Statement of Telewest Communications plc on Form S-4 as a Proposed Director and to any other such references in the form and context in which they are included.

/s/ Michel Villaneau
Michel Villaneau

19 June 1998